Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES SETTLEMENT WITH

SECURITIES AND EXCHANGE COMMISSION

AND FINAL JUDGMENT DISMISSING

PEDROLI STOCKHOLDER DERIVATIVE LAWSUIT

PLANO, TX, JUNE 30, 2008 –Microtune®, Inc. (NASDAQ: TUNE) today announced the resolution of the previously announced investigation by the United States Securities and Exchange Commission (“SEC”) into the company’s historical stock option granting practices. The SEC’s investigation followed Microtune’s audit committee investigation, the results of which Microtune reported in a press release issued on December 29, 2006 and in its Annual Report on Form 10-K/A filed on January 22, 2007.

Microtune has agreed to settle with the SEC, without admitting or denying the allegations in the SEC’s complaint, by consenting to the entry of a permanent injunction against future violations of the federal securities laws. Microtune was not required to pay a civil penalty or other money damages as part of the settlement.

“Microtune self-initiated an audit committee investigation into these matters, reported its findings to the SEC, and cooperated fully with the SEC as it conducted its own investigation. We are extremely pleased to resolve this matter with the SEC,” said James A. Fontaine, President and Chief Executive Officer.

Final Judgment Dismissing Pedroli Stockholder Derivative Lawsuit

Microtune also announced today that the United States District Court for the Eastern District of Texas entered a final judgment on June 27, 2008, dismissing the stockholder derivative lawsuit entitled Peter A. Pedroli v. Douglas J. Bartek, et al. (Case No. 4:07-CV-43), filed on January 31, 2007 against Microtune, as a nominal defendant, and certain of Microtune’s current and former officers and directors. The lawsuit alleged various claims related to Microtune’s historical stock option granting practices described in its Annual Report on Form 10-K/A filed on January 22, 2007.

Prior to the dismissal of the litigation, on May 21, 2008, Mr. Pedroli made a demand on the Board of Directors that the Company take certain actions related to the Company’s historical stock option granting practices. The Board of Directors is evaluating this demand.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 80 U.S.

patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

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EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2008 Microtune, Inc. All rights reserved.